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                                                                 EXHIBIT 10.33

FULLY-EXECUTED LEASE AND AMENDMENTS
13805 1st Avenue North, Plymouth, MN 55441

1.    Lease Agreement dated October 29, 1993.

2.    First Amendment to Lease Agreement dated February 2, 1994
      (Amendment to both the 13705 lease AND 13805 lease)

3.    Amendment No. 2 to Lease Agreement dated May 4, 1994


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                                   LEASE AGREEMENT


      THIS LEASE AGREEMENT is entered by and between The Trustees Under the Will and of the Estate of James Campbell, Deceased, acting in their fiduciary and not their individual capacities ("Landlord"), and Grand Casinos, Inc., a Minnesota corporation ("Tenant"), as of this 29th day of October, 1993.

                                 W I T N E S S E T H:

      1.    Premises and Term

            A. PREMISES. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord certain premises situated within the County of Hennepin, State of Minnesota, as shown on the plan attached hereto as EXHIBIT A (the "Premises"), which Premises are located in a building or buildings (collectively, the "Building") situated on the real property described on EXHIBIT B attached hereto (the "Property") and incorporated herein by reference, together with all rights, privileges, easements and appurtenances belonging to or in any way pertaining to the leased premises, to have and to hold the same for a term described below.

            B. TERM. The term of this Lease Agreement shall commence on the Commencement Date, as hereinafter defined, and shall end January 31, 1999 (60) months thereafter; provided, however, that in the event the Commencement Date is a date other than the first day of a calendar month, the term shall extend for the number of months in addition to the remainder of the calendar month following the Commencement Date.

                  (1) COMMENCEMENT DATE. The "Commencement Date" shall be the date upon which the Premises have been substantially completed in accordance with the plans and specifications described on EXHIBIT C attached hereto (the "Plans and Specifications"). Landlord shall notify Tenant in writing as soon as Landlord deems the Premises to be substantially completed. In the event that the Premises are not substantially completed in accordance with the Plans and Specifications, Tenant shall notify Landlord in writing of its objections within five (5) days after Tenant receives such notice. Landlord shall have a reasonable time after delivery of Tenant's notice in which to take such corrective action as may be necessary, and Landlord shall notify Tenant in writing as soon as it deems such corrective action has been completed so that the Premises are substantially completed. Taking of possession by Tenant shall be deemed conclusively to establish that the Premises have been substantially completed in accordance with the Plans and Specifications and that the Premises are in good and satisfactory condition, as of the date possession was so taken, except for those uncompleted items set forth in writing by Tenant prior to Tenant taking possession of the Premises. Tenant acknowledges that no representations as to the condition of the Premises or the


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Building have been made by Landlord, unless such are expressly set forth in this Lease Agreement. On or before the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises, on Landlord's standard form. In the event of any dispute regarding when or whether the work performed or required to be performed by Landlord has been substantially completed, the certificate of Landlord's architect or a certificate of occupancy issued by the local government authority permitting occupancy of the Premises shall be conclusive evidence of such completion, effective on the date of the delivery of any such certificate to Tenant.

      2.    Base Rent and Security Deposit

            A. BASE RENT. Tenant agrees to pay to Landlord base rent for the Premises without demand, deduction or set off, for the entire term hereof at the rate of SEE ARTICLE 30 OF RIDER NO. 1 _________________________ Dollars ($ See
Article 30) (the "Base Rent"), per month, in advance, except that the monthly installment that otherwise shall be due on the Commencement Date shall be due and payable on the date hereof. Thereafter, one (1) such monthly installment shall be due and payable without demand on or before the first day of each calendar month succeeding the Commencement Date during the term hereof, except that the rental payment for any fractional calendar month at the commencement or end of the term of this Lease Agreement shall be prorated.

            B. SECURITY DEPOSIT. In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of ZERO Dollars ($0.00) (the "Security Deposit"), which shall be held by Landlord, without interest, as security for the performance of Tenant's covenants and obligations under this Lease Agreement, it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, apply all or any portion of the Security Deposit to any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default without waiving such default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant at such time after termination of this Lease Agreement that all of Tenant's obligations under this Lease Agreement have been fulfilled. In the event the Property is conveyed by Landlord and Landlord delivers the Security Deposit to Landlord's grantee, Landlord shall have no further liability to Tenant with respect to the Security Deposit and its application or return. See
Article 31 of Rider No. 1.

      3. Use. The Premises shall be used only for warehouse and office purposes and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, storage in trucks and other vehicles, and outside garbage containers and outdoor furniture are prohibited. Tenant shall comply with all governmental laws, ordinances and


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regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any nuisance in, upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that may constitute a nuisance or may disturb or endanger any other tenants of the Building or neighboring buildings, or unreasonably interfere with any other tenant's use of its premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle on the Premises any product, material or merchandise that is explosive or highly flammable. Tenant will not permit the Premises to be used for any purpose or in any manner, including, without limitation, any method of storage, that would render the insurance on the Building or the Property void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord for the Property is caused by Tenant's use and occupancy of the Premises, then Tenant shall pay to Landlord as Additional Rent, as hereinafter defined, the amount of such increase.

      4. Operating Costs. Upon demand, Tenant shall pay to Landlord, as Additional Rent during the term hereof, Tenant's proportionate share of Operating Costs, as hereinafter defined, calculated on the basis of the ratio set forth in Paragraph 4.E.

            A. DEFINITION. As used in this Lease Agreement, the term "Operating Costs" shall mean any and all expenses, costs and disbursements of any kind and nature whatsoever arising in connection with the ownership, management, maintenance, operation and repair of the Property or the Building that Landlord shall pay or become obligated to pay in respect of a calendar year (regardless of when such Operating Costs were incurred). Operating Costs shall include, without limitation, the costs of maintenance, repairs, and replacements to the Building, including, without limitation, roof, walls, downspouts, gutters, painting, and sprinkler systems; the costs of maintaining and repairing parking lots, parking structures and easements; property management fees, salaries, fringe benefits and related costs payable to employees of Landlord whose duties are connected with the Property; insurance costs, including, without limitation, fire and extended coverage insurance; all heating and air conditioning costs; electricity, sewer, water and other utility costs that are not separately metered to tenants; landscape maintenance, trash and snow removal; taxes, as defined in Paragraph 4.F, and reasonable costs and expenses incurred by Landlord in protesting any assessments, levies or the tax rate to the extent the same is reasonably related to the result obtained from such protest, or if a flat or hourly fee, an amount consistent with local practices; provided, however, that Operating Costs shall not include the following: (i) costs of alterations of any tenant's premises; (ii) costs of curing construction defects; (iii) depreciation; (iv) interest and principal payments on mortgages, and other debt costs; (v) real estate brokers' leasing commissions or compensation; (vi) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vii) cost of any service furnished to any other occupant of the Building that Landlord does not provide to Tenant hereunder; (viii) removal of asbestos or hazardous materials from the Premises, Building or common area; and (ix) improvements to the Premises, Building or


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common areas that are generally capitalized using generally accepted accounting principals (GAAP). Notwithstanding anything contained herein to the contrary, depreciation of any structural repairs or replacements to the Building, or of any capital improvements made after the date of this Lease Agreement that are intended to reduce Operating Costs or of any capital improvements that are required under any governmental laws, regulations, or ordinances that were not applicable to the Building at the time it was constructed, shall be included in Operating Costs. The useful life of any such improvement, structural repair or replacement shall be reasonably determined by Landlord. In addition, interest on the undepreciated cost of any such improvement, structural repair or replacement (at the prevailing construction loan rate available to Landlord on the date of the cost of such improvement was incurred) shall also be included in Operating Costs.

            B.    PAYMENT.   Promptly after the Commencement of this Lease
Agreement and during December of each year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of amounts payable under Paragraph 4.A for the ensuing calendar year. On or before the first day of each month thereafter, Tenant shall pay to Landlord as Additional Rent one-twelfth (1/12th) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the month after the month in which such notice is given. If any time it appears to Landlord that the amounts payable under Paragraph 4.A for the then current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate. Within ninety (90) days after the close of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a summary of the total Operating Costs for the previous calendar year and Tenant's proportionate share thereof. If such summary shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant. If such summary shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as Additional Rent, within thirty (30) days after delivery of the summary.

            C. BOOKS AND RECORDS. Tenant, or Tenant's representatives, shall have the right to examine Landlord's books and records of Operating Costs during normal business hours within twenty (20) days following the furnishing of the summary to Tenant. Unless Tenant takes written exception to any item within ten
(10) business days following the furnishing of the summary to Tenant (which item shall be paid in any event), such summary shall be deemed final and accepted by Tenant.

            D. ACCOUNTING. If Landlord, in its sole discretion, selects the accrual accounting method rather than the cash accounting method for operating expense purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued.


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            E.    PROPORTIONATE SHARE.  For purposes of this Lease Agreement, the Premises total 9,220 square feet. The Building totals 29,927 square feet. Tenant's Proportionate Share of 30.81% is arrived at by dividing 29,927 into 9,220.

            F. TAXES. Landlord agrees to pay before they become delinquent all taxes, installments of special assessments and governmental charges of any kind and nature whatsoever (herein collectively referred to as "Taxes") lawfully due and payable with respect to the Building and the Property. If at any time during the term of this Lease Agreement, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed in real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present, or any future, building or buildings on the Property, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term Taxes for the purposes of this Lease Agreement.

      5. Landlord's Responsibilities. Landlord shall maintain in good repair, reasonable wear and tear and any casualty covered by the provisions of paragraph 12.A excepted, all parts of the Building, other than the Premises, making all necessary repairs and replacements, whether ordinary or extraordinary, structural or nonstructural, including roof, foundation, walls, downspouts, gutters, sprinkler system; regularly mow any grass, remove weeds and perform general landscape maintenance; and maintain and repair the parking lot and driveway areas. Tenant shall immediately give Landlord written notice of any defect or need for repairs, and after receipt of such written notice Landlord shall have a reasonable opportunity to repair the same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease Agreement shall be limited to the cost of such repairs or maintenance or the curing of such defect. The term "walls," as used in this Paragraph 5, shall not include windows, glass or plate glass, doors, special store fronts or office entries.

      6.    Tenant's Responsibilities.

            A. MAINTENANCE. Tenant shall, at its own cost and expense, keep and maintain all parts of the Premises in good condition, and shall promptly make all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass, doors, any special entry, interior walls and finish work, floors and floor covering, heating and air condition systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris and keeping the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty that is covered by the insurance to be maintained by Landlord pursuant to Paragraph 12.A, except that Tenant shall be obligated to repair all wind damage to glass unless caused by a tornado.


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            B.    DEMISING WALL.  Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall, and Tenant shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

            C. PARKING. Tenant and its employees, customers and licensees shall have the nonexclusive right to use, in common with the other parties occupying the Building, common parking areas, if any (exclusive of any parking or work load areas designated or to be designated by Landlord for the exclusive use of Tenant or other tenants occupying or to be occupying other portions of the Building), driveways and alleys adjacent to the Building, subject to such reasonable rules and regulations as Landlord may from time to time prescribe.

            D.    Deleted.

            E. SERVICE CONTACTS. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment serving the Premises. The maintenance contractor and the contract must be approved by Landlord in advance. The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Premises.

            F. TENANT'S NEGLIGENCE. Tenant shall upon demand by Landlord, pay, as Additional Rent, the cost and expense of repairing any damage to the Premises resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the Property as a result of Tenant's business activities or caused by Tenant's default hereunder to the extent the cost of repairing such damage is not reimbursed by the insurance to be maintained by Landlord under Paragraph 12.A, if Tenant shall fail to repair such damage within twenty (20) days following written notice from Landlord.

      7. Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (including, but not limited to, roof and wall penetrations), without the prior written consent of Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the Building and without overloading or damaging such Building, and, in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. Prior to commencing any such alterations, additions or improvements Tenant shall provide such assurance to Landlord, including, but not limited to, waivers of liens, as Landlord shall require to assure payment of the costs thereof and to protect Landlord against any loss from mechanics', laborers', materialmen's or other liens. All alterations, additions, improvements and partitions erected by Tenant shall be


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and remain the property of Tenant during the term of this Lease Agreement and
Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition by the date of termination of this Lease Agreement, or upon earlier vacating of the Premises; provided, however, that if Landlord so elects prior to termination of this Lease Agreement or upon earlier vacating of the Premises, such alterations, additions, improvements and partitions (other than trade fixtures and the personal property of Tenant), shall become the property of Landlord as of the date of termination of this Lease Agreement or upon earlier vacating of the Premises and shall be delivered to the Landlord with the Premises. All personal property and trade fixtures installed by Tenant shall be removed by Tenant by the date of termination of this Lease Agreement or upon earlier vacating of the Premises is required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good workmanlike manner and shall not damage the primary structure or structural qualities of the Building.

      8. Signs/Window Coverings. Tenant shall not, without the prior written consent of Landlord, install or affix any window coverings, blinds, draperies, signs, window or door lettering or advertising media of any type on the Property, the Building or in or on the Premises that are visible from the Exterior of the Building. Any permitted signs shall be subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove any permitted signs and window coverings upon the termination of this Lease Agreement or upon earlier vacating of the Premises. Any such installations and removals shall be made in such manner as to avoid injury or defacement of the Building and other improvements, and Tenant shall repair any injury or defacement, including, without limitation, discoloration, caused by such installation and/or removal.

      9. Inspection. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during regular office hours upon twenty-four (24) hours notice unless in the event of an emergency, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease Agreement. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time for the purpose of showing the Premises provided Tenants business is not unreasonably interfered with and shall have the right to erect on the exterior of the Premises a suitable sign indicating the Premises are available. Tenant shall arrange to meet the Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

      10. Utilities. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer and sprinkler charges and other utilities and services separately metered for the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and Tenant shall


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furnish and install all replacement electric light bulbs and tubes.  Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.

      11.   Assignment and Subletting.

            A. RIGHTS. Tenant shall not have the right to assign or pledge this Lease Agreement or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use of occupancy of the Premises by anyone other than Tenant, without the prior written consent of Landlord, which consent will not be unreasonably withheld subject to Landlord's review and acceptance of the proposed subtenant or assignee's financial statements, business history and other pertinent information. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease Agreement, Tenant shall give written notice thereof to Landlord within sixty (60) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the Rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease Agreement for the term hereof. Upon the occurrence of an "event of default" (as hereinafter defined), if the Premises, or any part thereof, are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from such assignee or subtenant rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations hereunder.

                  (1) SUBLEASE RENT. If Landlord grants its consent to any sublease or assignment, Tenant shall pay Landlord as additional Base Rent, one hundred percent (100%) of any rent (together with any escalation) payable to Tenant under the sublease or assignment, over the Base Rent payable hereunder plus Tenant's share of Operating Costs. If Landlord grants its consent to any sublease or assignment, Tenant shall pay all of the attorney's fees of Landlord incurred with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease Agreement, such options shall not be available to any subtenant or assignee, directly or indirectly. Tenant shall at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease Agreement, and any commissions that may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant. Except that Tenant shall have the right upon prior written notice to Landlord, without the consent of Landlord, to sublet the Premises in whole or in part or assign this Lease to a "Related Entity" defined herein to mean any parent, subsidiary or affiliated company or concern of Tenant or such other entity in which Tenant or its principals owns greater than 50% of the capital stock equity of such other entity or to a


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corporation or concern into which or with which Tenant may be merged or consolidated or to a corporation or concern acquiring all or substantially all the assets of Tenant.

            B. RECAPTURE. In addition to, but not in limitation of, Landlord's right to approve any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment except to a Related Entity as defined above to terminate this Lease Agreement, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within thirty (30) days following Landlord's receipt of Tenant's written notice as required above. If this Lease Agreement shall be terminated with respect to the entire Premises pursuant to this subparagraph, the term of this Lease Agreement shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease Agreement for the expiration of the term hereof. If Landlord recaptures only a portion of the Premises under this subparagraph, the Base Rent and Additional Rent during the unexpired term shall abate proportionally based on the rent contained in this Lease Agreement as of the date immediately prior to such recapture.

      12.   Fire and Casualty Damage

            A. INSURANCE. Landlord agrees to maintain standard fire and extended coverage insurance covering the Building in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of fire, lightning and extended coverage, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the state in which the Building is situated for use by insurance companies admitted in such state for the writing of such insurance in risks located within such state. Subject to the provisions of Paragraphs 12.C, 12.D and 12.E, such insurance shall be for the sole benefit of Landlord and under its sole control.

            B. NOTICE OF DAMAGE AND DESTRUCTION. If the Building should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to the Landlord.

            C. TERMINATION. If the Building should be totally destroyed by fire, tornado or other casualty, or if it should be so damaged thereby that rebuilding or repairs cannot, in Landlord's sole estimation, be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage this Lease Agreement shall terminate and the base rent shall be abated and the Additional Rent adjusted, if applicable, during the unexpired portion of this Lease Agreement, effective upon the date of the occurrence of such casualty.


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            D.    REPAIR AND RESTORATION.  If the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 12.A, but only to such extent that rebuilding or repairs can, in Landlord's sole estimation, be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease Agreement shall not terminate, and Landlord shall, at its sole cost and expense, thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such casualty, except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of this Lease Agreement, and except further than Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other personal property and improvements that may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such casualty, the Base Rent and Additional Rent payable hereunder during the period in which they are untenantable shall be adjusted to such extent as may be fair and reasonable under all of the circumstances. In the event Landlord fails to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage (unless any delay is due to changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulations or control or other causes beyond the reasonable control of Landlord, in which event such period shall be extended for the amount of time Landlord is so delayed), Tenant may, at its option, upon thirty (30) days prior written notice, terminate this Lease Agreement as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate. Notwithstanding anything contained herein to the contrary, Tenant shall also have the right to terminate this Lease in the event of damage or destruction to the Premises that makes such Premises untenable for Tenant's purposes if such damage or destruction occurs within the last year of the term hereof.

            E. MORTGAGES. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or the Building requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease Agreement by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate, provided that in such event Landlord shall use its best efforts to locate alternative space for Tenant's use in buildings owned or managed by Landlord or affiliate of Landlord within five (5) miles of the Premises at rental rates generally available in the market.

            F. WAIVER OF SUBROGATION. Anything in this Lease Agreement to the contrary notwithstanding, Landlord and Tenant and on behalf of their respective insurance companies hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss of damage that may occur to the Premises, improvements to the Building or personal property (building contents) within the Building, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees, but only to the extent of the insurance proceeds payable under the policies of insurance covering the Property.

      13. Liability. Landlord shall not be liable for, and Tenant will indemnify, defend and hold Landlord harmless from and against any loss, liability, claims, suits, costs and expenses, including attorneys' fees and court costs, arising out of any claim of injury or damage on or about the Premises caused by the negligence, misconduct or breach of this Lease Agreement by Tenant, its employees, subtenants or invitees or arising out of Tenant's use of the Premises, the Building or the Property or other work done by Tenant in, on or about the Premises, the Building or the Property. Landlord shall not be liable to Tenant or Tenant's agents, employees or invitees for any damage to persons or property due to any condition, design, or defect in the Building, or its mechanical systems that may exist or occur, or due to any leakage or of damages from gas, oil, water, steam, smoke or electricity or due to any other cause whatsoever and Tenant assumes all risks of damage to such persons or property. Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or other matter beyond the control of Landlord, or any injury or damage or inconvenience, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's willful acts or gross negligence.

      14. Insurance. Tenant shall maintain throughout the term of this Lease Agreement a policy of insurance, in form and substance satisfactory to Landlord, at Tenant's sole cost and expense, insuring Tenant naming Landlord as an additional insured against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use the Premises; and (iv) Tenant's liability assumed under this Lease Agreement; with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a $2,000,000.00 annual aggregate in respect of injury to persons (including death) and in the amount of not less than Two Hundred Fifty Thousand Dollars ($250,000) per occurrence in respect of property damage or destruction, including loss of use thereof. Such policy shall be procured by Tenant from responsible insurance companies reasonably satisfactory to Landlord. Evidence of such policy, together with a receipt evidencing payment of the premium, shall be delivered to Landlord prior to the Commencement Date. Such policy shall further provide that not less than thirty (30) days' written notice shall be given to Landlord before such policy may be canceled or changed to reduce the insurance coverage provided thereby. Landlord may increase these limits from time to time upon thirty
(30) days prior written notice to Tenant.

      15.   Condemnation

            A. COMPLETE. If the whole or any substantial part of the Building is taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises or the Building for the purpose of which they are being used, this Lease Agreement shall terminate and the Base Rent and Additional Rent shall be abated during the unexpired portion of this Lease Agreement effective as of the date the physical taking of the Property occurs.

            B. PARTIAL. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease Agreement is not terminated as provided in the subparagraph above, this Lease Agreement shall not terminate but the Base Rent and Additional Rent payable hereunder during the unexpired portion of this Lease Agreement shall be reduced to such extent as may be fair and reasonable under all the circumstances.

            C. AWARD. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings, provided that Tenant shall not be entitled to receive any award for Tenant's loss of its leasehold interest or other property that would have become the property of Landlord upon termination of this Lease Agreement; the right to such award being hereby assigned to Landlord.

      16. Holding Over. Tenant will, at the termination of this Lease Agreement by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possessions of the Premises, or any part thereof, after such termination, then Landlord may, at its option serve written notice upon Tenant that such holding over constitutes any one (1) of
(A) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease Agreement, or (B) creation of a tenancy at sufferance upon the terms and conditions set forth in this Lease Agreement; provided, however, that the monthly rental (or daily rental under (B) shall, in addition to all other sums that are to be paid by Tenant hereunder, whether or not as Additional Rent, be equal to 150% the base Rent being paid monthly to Landlord under this Lease Agreement immediately prior to such termination (prorated in the case of (B) on the basis of a three hundred sixty-five (365) day year or each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the base Rent in the preceding sentence. Tenant shall also pay to Landlord all damages by Tenant, including, without limitation, the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any Base Rent or Additional Rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.

      17. Quiet Enjoyment. In the event this Lease Agreement is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this Lease Agreement and that Tenant, upon paying the Base Rent, Additional Rent and all other payment obligations hereunder herein set forth and performing its other covenants and agreements herein set forth shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, or anyone claiming under Landlord, subject to the terms and provisions of this Lease.

      18. Events of Default. The following events shall be deemed to be events of default by Tenant under this Lease Agreement.

            A. RENT. Tenant shall fail to pay any installment of the Base Rent, Additional Rent, Operating Costs, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days following written notice from Landlord to Tenant of such non-payment.

            B. INSOLVENCY. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

            C. BANKRUPTCY. Tenant shall file a petition under any section or chapter of the federal bankruptcy laws, or under any similar law or statute of the United States or any State thereof, whether now or hereinafter in effect; or an order for relief shall be entered against Tenant in any such bankruptcy or insolvency proceedings filed against Tenant thereunder or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

            D. RECEIVER. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

            E. LIENS. Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 23 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

            F. OTHER BREACH. Tenant shall fail to comply with any term, provision or covenant of this Lease Agreement (other than the foregoing in this Paragraph 18), and shall not cure such failure within thirty (30) days notice period for all non-monetary defaults.

      19. Remedies. Upon the occurrence of any of such events of default described in Paragraph 18 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever.

            A. LANDLORD'S ELECTION. Landlord may, at its election, terminate this Lease Agreement or terminate Tenant's right to possession only, without terminating the Lease Agreement;

            B. TERMINATION AND RE-ENTRY. Upon any termination of this Lease Agreement, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of this Lease Agreement, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with process of law and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to alter all locks and other security devices at the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such reentry and expulsion and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law;

            C. DAMAGES. Upon any termination of this Lease Agreement, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all Base Rent, Additional Rent and all other sums due and payable by Tenant on the date of termination, plus the sum of (i) an amount equal to the then present value to the Base Rent, Additional Rent and all other sums provided herein to be paid by Tenant, for the residue of the term hereof, less the fair rental value of the Premises for such residue (taking into account the time and expense necessary to obtain a hereinafter described in subparagraph (D) relating to the recovery of the Premises, preparation for reletting and for reletting itself), which the parties agree shall in no event exceed sixty percent (60%) of the then present value of the rent for the period, and (ii) the cost of performing any other covenants that would have otherwise been performed by Tenant;

            D.    RE-ENTRY WITHOUT TERMINATION.

                  (i) Upon any termination of Tenant's right to possession of the Premises without termination of this Lease Agreement, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph (B) above, without such entry and possession terminating this Lease Agreement or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the Base Rent, Additional Rent and all other sums payable by Tenant hereunder, for the full term.

                  (ii) Landlord may, but need not relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises as part of a larger area and the right to change the character or the use made of the Premises), and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, minor alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, in its sole discretion and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any broker's commission, incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of the Base Rent, Additional Rent and all other sums reserved in this Lease Agreement for the remaining term hereof, together with the costs of repairs, such alterations, additions, redecorating, and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including attorneys' fees and brokers' commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand, and Tenant agrees that Landlord may file suit to recover any sums falling due under this subparagraph from time to time;

            E. MAINTENANCE. Landlord may, at Landlord's option, enter into and upon the Premises, with or without process of law, if Landlord determines, in its sole discretion, that Tenant is not acting with a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom, and Tenant agrees to reimburse Landlord, on demand, as Additional Rent, for any expenses that Landlord may incur in effecting compliance with Tenant's obligations under this Lease Agreement.

            F. TENANT'S PROPERTY. Any and all property that may be removed from the Premises by Landlord pursuant to the authority of this Lease Agreement of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the sole risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the property shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease Agreement as by a bill of sale without further payment or credit by Landlord to Tenant.

            G. LATE CHARGE. In the event Tenant fails to pay any installment of Base Rent, Additional Rent or any other sums payable by Tenant hereunder as and when such installation or other charge is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment or other charge overdue in any month, and five percent (5%) each month thereafter until paid in full to help defray the additional cost to Landlord for processing such late payments, and such late charge shall be Additional Rent hereunder and the failure to pay such late charge within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

            H. NO ELECTION OF REMEDIES. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any term, provision and/or covenant herein contained. No act or thing done by the Landlord or its agents during the term of this Lease Agreement shall be deemed a termination of this Lease Agreement or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease Agreement or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any term, provision and/or covenant herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any term, provision and/or covenant herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease Agreement, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning, or to enforce or defend any of, Landlord's rights or remedies hereunder, Tenant shall pay all reasonable attorneys' fees so incurred.

      20. Mortgages. Tenant accepts this Lease Agreement subject and subordinate to any mortgage(s) now or at any time hereafter constituting a lien or charge upon the Property or the Premises; however, Landlord agrees to cause such mortgages to recognize this Lease and not disturb Tenant's rights to possession provided Tenant is not in default of this Lease beyond the period of cure; provided, however, that if the holder of any such mortgage elects to have Tenant's interest in this Lease Agreement superior to any such instrument, then, by notice to Tenant from such holder, this Lease Agreement shall be deemed superior to such lien, whether this Lease Agreement was executed before or after said mortgage. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease Agreement to the lien of any such mortgage, provided such documents do not alter the economic provisions of this Lease.

      21. Landlord's Default. In the event of any default by Landlord, Tenant will give Landlord written notice specifying the default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default; provided, in the event such default cannot reasonably be cured within such thirty (30) day period and prosecutes such cure diligently to completion. All obligations of Landlord hereunder will be construed as covenants, not conditions, and all such obligations will be binding upon Landlord only during the Lease on behalf of the Landlord is acting in representative capacity and any liability which may arise as a consequence of this instrument by or on behalf of the Trustees Under the Will and the Estate of James Campbell, Deceased, shall be the liability of the Estate of James Campbell and not the personal liability of any trustee, or employee of the Estate of James Campbell. Notwithstanding any contrary provision, if Landlord shall fail to perform any covenant, term or condition of this Lease required to be performed by Landlord, if any, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Building, and neither Landlord nor any officer, agent, trustee, beneficiary or general or limited partner of Landlord shall be personally liable for any deficiency.

      22.   Mechanic's Liens and Personal Property Taxes

            A. LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Building, the Property or the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay, or cause to be paid, all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon, and Tenant will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Building, the Property or the Premises or under the terms of this Lease Agreement. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Building, the Property or the Premises.

            B. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant on, in or at the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant on, in or at the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that portion of such taxes.

      23. Notices. Each provision of this instrument or any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant, or with reference to the sending, mailing or delivery of any notice of the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

            A. TENANT'S PAYMENTS. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Base Rent, Additional Rent and any other amounts to Landlord under the terms of this Lease Agreement shall not be deemed satisfied until such Base Rent, Additional Rent and other amounts have been actually received by Landlord.

            B. LANDLORD'S PAYMENTS. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

            C. OTHER NOTICES. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective address set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

                  LANDLORD:                           TENANT:

            Estate of James Campbell             Grand Casinos, Inc.
            425 California Street                13705 1st Avenue North
            Suite 1000                           Plymouth, MN 55441-5451
            San Francisco, CA  94104             Attn: Chief Financial Officer
            Attn: Director, Mainland Operations

            D. DESIGNATED RECIPIENT. If and when included within the term "Landlord," as used in this Lease Agreement, there are more than one (1) person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice hereunder by specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant," as used in this instrument, there are more than one (1) person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice hereunder specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of this subparagraph 24.D to the same effect as if each had received such notice.

      24.   Miscellaneous.

            A. CONSTRUCTION. Words of any gender used in this Lease Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

            B. SUCCESSORS AND ASSIGNS. The terms, provisions and covenants and conditions contained in this Lease Agreement shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease Agreement. The term "Landlord" shall mean only the owner, at any time of the Premises, and in the event of the transfer by such owner of its interest in the Premises, Landlord's grantee or Landlord's successor shall, upon such transfer, become "Landlord" hereunder, thereby freeing and relieving the grantor or assignor of all covenants and obligations of "Landlord" hereunder, but such covenants and obligations shall be binding during the term of this Lease Agreement upon each new owner for the duration of such owner's ownership; provided, however, that no successor Landlord shall be responsible for the return of any Security Deposit provide for pursuant to paragraph 2.B unless such successor received the Security Deposit. Tenant agrees to furnish promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease Agreement. Nothing herein contained shall give any other tenant in the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein.

            C. CAPTIONS. The captions inserted in this Lease Agreement are for convenience only and in no way defined, limit or otherwise describe the scope or intent of this Lease Agreement, or any provision hereof, or in any way affect the interpretation of this Lease Agreement.

            D. ESTOPPEL CERTIFICATE. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee an estoppel certificate in a form designated by Landlord.
 It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease Agreement.

            E. AMENDMENTS. This Lease Agreement may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

            F. SURVIVAL. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease Agreement shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the term hereof, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary
(i) to repair and restore the Premises as provided herein; and (ii) to discharge Tenant's obligation for Operating Costs or other amounts due Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being held liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any security Deposit held by Landlord shall be credited against the amount payable by Tenant under this subparagraph.

            G. JOINT AND SEVERAL. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

            H. BROKER. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than _______________________________, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

            I. SEVERABILITY. If any clause or provision of this Lease Agreement is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease Agreement, then, and in that event, it is the intention of the parties hereto that the remainder of this Lease Agreement shall not be affected thereby, and it is also the intention of the parties to this Lease Agreement that in lieu of each clause or provision of this Lease Agreement that it is illegal, invalid or unenforceable, there be added as a part of this Lease Agreement a clause or provision as similar in terms of such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

            J. OFFER. Because the Premises are on the open market and are presently being shown, this Lease Agreement shall be treated as an offer and shall not be valid or binding unless and until accepted by Landlord in writing.

      25.   Hazardous Substances.

            A. Tenant shall at all times comply with applicable local, state and federal laws, ordinances and regulations relating to Hazardous Substances (hereinafter defined). Tenant shall not (a) use the Premises, Building or Property for the storage of Hazardous Substances; (b) use the Premises, Building or Property as a landfill or dump; or (c) install any underground tanks of any type at the Property. Tenant shall at its own expense maintain in effect any and all permits, licenses or other governmental approvals, if any, required for Tenant's use of the Premises and require the same of any subtenants. Tenant shall make and cause any subtenant to make all disclosures required of Tenant by any laws, and shall comply and cause subtenant to comply with all orders, with respect to Tenant's use of the Premises, issued by any governmental authority having jurisdiction over the Premises and take all action required of such governmental authorities to bring the Tenant's activities on the Premises into compliance with all environmental and other laws, rules, regulations and ordinances affecting the Premises.

            B. NOTICES. If at any time Tenant shall become aware, or have reasonable cause to believe, that any Hazardous Substance has been released or has otherwise come to be located on or beneath the Property, Tenant shall, immediately upon discovering the release or the presence of suspected presence of the Hazardous Substance, give written notice of that condition to the other party.

            C. CLEAN-UP. Tenant shall be responsible for, and shall indemnify, defend and hold Landlord harmless from and against, all environmental damages, liability and clean-up, including, without limitation, court cost and attorneys' fees, if any, for any damage and liability arising out of Hazardous Substance contamination in, on or about the Premises, Building or Property that occurred during the term of this Lease Agreement and that was caused or permitted by Tenant or its subtenants. The indemnification provided by this Paragraph shall survive the termination of this Lease Agreement.

            D. "Hazardous Substances" means (1) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants that (A) pose a hazard to the Premises, Building or Property or to persons on or about the Premises, Building or Property or (B) cause the Premises, Building or Property to be in violation of any hazardous materials laws; (2) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyls, or radon gas; (3) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances," or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. PP9601, et seq.; the Hazardous Materials Transportation Act, as amended, 42 U.S.C. PP6901, et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. PP1251, et seq.; (4) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises, Building or Property or the owners and/or occupants of property adjacent to or surrounding the Property; or any other person or entity coming upon the Property or adjacent property; and (5) any other chemical, material or substance that may or could pose a hazard to the environment.

      26. Benefit; Liability. This Lease Agreement and all of the terms, covenants and conditions hereof shall extend to the benefit of and be binding upon the respective successors, successors and in trust and permitted assigns of the parties hereto. Any liability which may arise as a consequence of the execution of this instrument by or on behalf of the Trustees Under the Will and of the Estate of James Campbell, Deceased, shall be the liability of the Estate of James Campbell and not the personal liability of any trustee, corporate officer of a trustee, or employee of the Estate of James Campbell. No party hereto shall be liable for the acts or omissions of any other party hereto.

      27. No Party Deemed Drafter. No party shall be deemed the drafter of this Lease Agreement. If this Lease Agreement is ever construed by a court of law, such court shall not construe this Lease Agreement or any provision hereof against any party as drafter.

      28. Additional Provisions. See the attached Rider for additional provisions that are a part of this Lease Agreement.

            IN WITNESS WHEREOF, the parties hereto have entered this Lease Agreement as of the day and year first above written.

                              LANDLORD:   The Trustees Under the Will and of the
                                          Estate of James Campbell, Deceased,
                                          acting in their fiduciary and not
                                          their individual capacities


                              By  /s/ Roy S. Robins
                                 ----------------------------------------------
                                      Roy S. Robins

                              Its  Director Mainland Properties
                                 ----------------------------------------------

                              By  /s/ Katherine A. Mattes
                                 ----------------------------------------------

                              Its  Senior Asset Manager
                                 ----------------------------------------------

                              TENANT:           GRAND CASINOS, INC.,
                                                (A Minnesota Corporation)

                              By  /s/ Thomas J. Brosig
                                 ----------------------------------------------

                              Its  President and Secretary
                                 ----------------------------------------------

                                  RIDER NO. 1
                                      TO
                                LEASE AGREEMENT


      THIS RIDER NO. 1 TO LEASE AGREEMENT is made as of the 29th day of October 1993, by and between The Trustees Under the Will and of the Estate of James Campbell, Deceased, acting in their fiduciary and not their individual capacities, ("Landlord") and Grand Casinos, Inc., A Minnesota Corporation, ("Tenant"), and is a part of that certain lease agreement (the "Lease") dated as of an even date herewith by and between Landlord and Tenant for the leasing of approximately 9,220 square feet of space (the "Premises") in the Building located at 13805 1st Avenue North, Plymouth, Minnesota.

      INTERPRETATION OF RIDER. The Lease is hereby modified and supplemented. Wherever there exists a conflict between the Lease and this Rider No. 1, the provisions of this Rider No. 1 shall control. Unless otherwise indicated, capitalized terms shall be defined in the manner set forth in the Lease.

30.   BASE RENT:

      Tenant shall be obligated to pay monthly Base Rent during the term of this Lease in monthly installments of $4,995.00 for the period February 1, 1994, through January 31, 1997, and monthly installments of $5,379.00 for the period February 1, 1997, through January 31, 1999.

31.   SECURITY DEPOSIT:

      Upon the occurrence of any default by Tenant more than two (2) times in any twelve month period, Landlord may require Tenant to deposit with Landlord a security deposit equal to the sum of one month's Base Rent plus one month's Operating Costs based on the current Base Rent and Operating Costs at that time. Regardless of whether such default has been cured, Landlord may serve Tenant with written notice of Landlord's right to require said security deposit and Tenant shall have five (5) business days to deposit said security deposit with Landlord. Landlord shall retain the security deposit for the balance of the Lease Term pursuant to Paragraph 2B of the Lease.

32.   OPERATING COSTS:

      Operating Costs payable by Tenant shall not include the cost of a complete roof or parking lot replacement. Landlord will diligently work to keep Operating Costs reasonable and consistent with other buildings in the area of comparable quality and type.

33.   IMPROVEMENTS BY LANDLORD:

      In consideration for the execution of this Lease, Landlord shall provide at Landlord's expense the improvements described on Exhibit "C" of this Lease. Any other improvements or alterations shall be at Tenant's expense after receiving prior written approval from Landlord pursuant to Article 7 of this lease.

34.   REVISIONS TO LEASE AGREEMENT:

      Attached to this Rider as Schedule No. 1 is a series of provisions that are listed in numerical order and that are intended for insertion in the foregoing pre-printed portion of this Lease in a manner that corresponds to the numbers in the margin of said pre-printed portion. Such provisions are hereby incorporated in the Lease in accordance with the intention expressed in the foregoing sentence.


TENANT:                                   LANDLORD:
GRAND CASINOS, INC.                       THE TRUSTEES UNDER THE WILL
(A MINNESOTA CORPORATION)                 AND OF THE ESTATE OF JAMES
                                          CAMPBELL, DECEASED, ACTING IN
                                          THEIR FIDUCIARY AND NOT THEIR
                                          INDIVIDUAL CAPACITIES


By: /s/ Thomas J. Brosig                  By:  /s/ Roy S. Robins
    ------------------------------            ----------------------------------
                                                   Roy S. Robins

Its: President and Secretary              Its  Director Mainland Properties
     -----------------------------            ----------------------------------

Date:                                     By:  /s/ Katherine A. Mattes
     -----------------------------            ----------------------------------
                                                   Katherine A. Mattes

                                          Its:  Senior Asset Manager
                                              ----------------------------------

**35. Landlord and Tenant agree to finalize a space plan which plan will be substantially similar to the space plan revised 10/29/93. The parties will exercise best efforts to finalize such space plan by November 19, 1993. Such finalized space plan and work letter will be incorporated herein as Exhibit C.

                        EXHIBIT A IS A SITE PLAN DIAGRAM

                                   EXHIBIT B
                               LEGAL DESCRIPTION



                  Lot 1, Block 2, Carlson Center 8th Addition

                                    (Tech B)

                                   EXHIBIT D

                                 SIGN CRITERIA
                              CARLSON TECH CENTER

                             13805 1st Avenue North
                              Plymouth, Minnesota


All Tenants are required to comply with the following established sign criteria which must be approved by Landlord prior to installation:

      1.    SUITE SIGN  (To be attached to building exterior by front entrance)

            - Matt brown acrylic with brown edge trim, ivory border and copy.
            -  24" x 40" dimension
            -  Copy is ivory

      2.    FRONT ENTRANCE DOOR (To be applied to glass entrance door to suite)

            -  Ivory vinyl applied letters only
            -  Must be 2" height.
            -  Times Roman letter style.
            -  Suite number only can be posted.
            -  No logos, script or color variations.

      3.    REAR OVERHEAD DOOR (To be applied to exterior of overhead door)

            -  Ivory vinyl applied letters only
            -  6" height
            -  Time Roman letter style
            -  Upper and lower case
            -  Using one line only
            -  No logos, script or color variations

      4.    REAR ENTRANCE/MAN DOOR (To be applied to exterior door)

            -  Ivory vinyl applied letters only
            -  2" height
            -  Times Roman letter style
            -  Upper and lower case
            -  One line only
            -  No logos, script or color variations

                  EXHIBIT E IS A DIAGRAM OF THE NEW SITE PLAN
                                 as of 1-19-94

                                   EXHIBIT F
                             IS THE SPECIFICATIONS
                           FOR INSTALLATION OF FIBER
                                AND COPPER CABLE

                       FIRST AMENDMENT TO LEASE AGREEMENT


      This First Amendment to Lease Agreement is entered into this 2nd day of February, 1994 by and between The Trustees under the Will and of the Estate of James Campbell, Deceased, acting in their Fiduciary and not their Individual Capacities ("Landlord") and Grand Casinos, Inc., a Minnesota corporation ("Tenant").

                                   RECITALS:

      WHEREAS, pursuant to that certain Lease Agreement dated October 29, 1993 by and between Landlord and Tenant (the "Lease Agreement"), Landlord is leasing to Tenant and Tenant is leasing from Landlord the premises shown on the plan attached thereto as EXHIBIT A and described on EXHIBIT B attached thereto (the "Premises").

      WHEREAS, Tenant desires to run an underground cable from its primary office space (the "Grand Casino Premises") to the Premises in order to access Tenant's main telephone network.

      WHEREAS, Landlord agrees to grant Tenant a license to run the underground cable from the Grand Casino Premises to the Premises.

      WHEREAS, subject to the terms and conditions hereinafter set forth, Landlord and Tenant desire to enter into this First Amendment to Lease Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto each agree as follows:

      1. INSTALLATION OF UNDERGROUND CABLE. Landlord hereby grants to Tenant a license to install an underground cable (the "Cable") to connect the Grand Casinos Premises with the Premises, at Tenant's sole cost and expense. Such Cable shall be installed in the Common Areas of the Property as, shown on the attached EXHIBIT E and in accordance with the specifications on the attached EXHIBIT F. The license hereby granted is not revocable by Landlord so long as Tenant occupies both the Grand Casino Premises and the Premises. This license shall be assignable pursuant, to the terms of Section 11 of the Lease Agreement. Tenant shall repair at Tenant's sole cost and expense, any damage to the Common Areas resulting from the installation of such Cable, including landscaping, sprinkler heads, sod, trees, shrubs, asphalt, other cabling and conduit, etc., including in particular, the replacement of any trees or shrubs that may die due to the installation of such Cable.

      2. INDEMNIFICATION. Tenant agrees to indemnify, defend and hold harmless Landlord, its agents, employees, and assigns from and against, and to reimburse Landlord, its agents, employees, and assigns with respect to, any and all claims, demands, causes of action, losses, damages, fines, liabilities, penalties, settlement costs and expenses however defined and of whatever kind or nature, known or unknown, contingent or otherwise, incurred by Landlord, its agents, employees, and assigns by reason of or arising out of (i) the Cable on the Property or (ii) any work performed on the Property by Tenant in connection with the Cable.

      3. EASEMENT OWNED BY CITY. Tenant hereby agrees that Tenant shall take all reasonable and necessary measures while installing the Cable to ensure that the Cable does not interfere with the storm sewer easement owned by the City of Plymouth or any other easements existing in the area of the Cable installation.

      4. MAINTENANCE AND REMOVAL OF CABLE. Tenant, at Tenant's sole cost and expense, shall at all times maintain the Cable in good condition and repair during the term of the Lease. At such time that Tenant no longer occupies the Grand Casino Premises and the Premises or this Lease is no longer in effect, but no later than the date which is six (6) months from the date this Lease terminated, Landlord may request Tenant, in writing, to remove the Cable and restore the Property to its original condition; provided, however, that Tenant shall not be required to remove the conduit. Such Cable removal shall be completed within thirty (30) days of Tenant's receipt of Landlord's request, at Tenant's sole cost and expense, including any necessary repairs to the Property. In the event that Tenant does not timely remove the Cable, Landlord shall be entitled to remove the Cable and bill Tenant for the cost thereof.

      4. CONFIRMATION OF LEASE. Except as herein expressly supplemented and amended, all of the terms, covenants, and conditions of the Lease Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

      IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment to Lease Agreement as of the date first written above.


                                    GRAND CASINOS, INC., A MINNESOTA
                                    CORPORATION

                                    By:  /s/ Thomas J. Brosig
                                        ---------------------------------------
                                    Its: President
                                        ---------------------------------------

                                    THE TRUSTEES UNDER THE WILL AND OF THE
                                    ESTATE OF JAMES CAMPBELL, DECEASED,
                                    ACTING IN THEIR FIDUCIARY AND NOT THEIR
                                    INDIVIDUAL CAPACITIES

                                    By:  /s/ Roy S. Robins
                                        ---------------------------------------
                                    Its     Roy S. Robins
                                        ---------------------------------------
                                            Director Mainland Properties

                                    By:  /s/ Katherine A. Mattes
                                        ---------------------------------------
                                    Its     Katherine A. Mattes
                                        ---------------------------------------
                                            Senior Asset Manager

                       AMENDMENT NO. 2 TO LEASE AGREEMENT

      This Amendment No. 2 to Lease Agreement is entered into this 4th day of May, 1994, by and between The Trustees under the Will and of The Estate of James Campbell, Deceased, acting in their Fiduciary and not their Individual Capacities ("Landlord") and Grand Casinos, Inc., a Minnesota corporation ("Tenant").

                                R E C I T A L S:

      WHEREAS, pursuant to that certain Lease Agreement dated October 29, 1993, by and between Landlord and Tenant (the "Lease Agreement") and subsequently amended on February 2, 1994 (First Amendment to Lease Agreement), Landlord is leasing to Tenant and Tenant is leasing from Landlord the premises located at 13805 lst Avenue North in Plymouth, Minnesota, as shown on Exhibit A of the Lease Agreement (the "Premises").

      WHEREAS, Landlord and Tenant desire to amend said Lease Agreement to confirm the Premises, Commencement Date, Base Rent, Operating
Expenses/Proportionate Share, and Improvements By Landlord.

      NOW, THEREFORE, in consideration of the rents reserved and of the covenants and agreements herein set forth, it is agreed that the Lease be hereby amended from and after the date hereof as follows:

      1.    PREMISES:  Effective March 1, 1994, the Premises as defined in
            Article 1A of the Lease Agreement shall be increased from 29,220 square feet to 29,227 square feet.

      2. COMMENCEMENT DATE: Effective March 1, 1994, the Commencement Date as defined in Article 1B of the Lease Agreement shall be March 1, 1994. The term of Lease Agreement remains 60 months beginning March 1, 1994, and expiring February 28, 1999.

      3. BASE RENT: Effective March 1, 1994, due to the increased square footage, the Base Rent as defined in Article 2A of the Lease Agreement and Article 3 of Rider No. 1 to the Lease Agreement dated October 29, 1993, shall be as follows:

                  Period                                 Monthly Base Rent
                  ------                                 -----------------

                  March 1, 1994, through and                $4,998.79
                  including February 28, 1997

                  March 1, 1997, through and                $5,382.42
                  including February 28, 1999

      4. OPERATING COSTS: Effective March 1, 1994, due to the increased square footage to 9,227 square feet, the Proportionate Share as defined in Article 4e shall be increased from 30.81% to 30.83%.

      5. IMPROVEMENTS BY LANDLORD: Landlord and Tenant agree that all improvements as defined in Article 33 of Rider No. 1 to the Lease Agreement dated October 29, 1993, and as described in Exhibit C of the Lease have been completed by Landlord.

      Except as is herein before set forth, all terms, provisions, and covenants shall remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 2 to Lease Agreement as of the date first written above.

                     GRAND CASINOS, INC., A MINNESOTA CORPORATION



                                        By: /s/ Thomas Brosig
                                           ------------------------------------
                                             Thomas Brosig
                                        Its: President
                                            -----------------------------------

                                        THE TRUSTEES UNDER THE WILL AND OF THE
                                        ESTATE OF JAMES CAMPBELL, DECEASED,
                                        ACTING IN THEIR FIDUCIARY AND NOT THEIR
                                        INDIVIDUAL CAPACITIES:


                                        By: /s/ Roy S. Robins
                                           ------------------------------------
                                            Roy S. Robins
                                        Its: Director Mainland Properties
                                            -----------------------------------

                                        By: /s/ Katherine A. Mattes
                                           ------------------------------------
                                             Katherine A. Mattes
                                        Its: Senior Asset Manager
                                            -----------------------------------